Exhibit 99.1

NEIMAN MARCUS GROUP ANNOUNCES
PROPOSED UNREGISTERED OFFERING OF SECOND LIEN NOTES

DALLAS — MAY 16, 2019 — Neiman Marcus Group LTD LLC, a Delaware limited liability company (the “Company”), today announced that it intends to commence, subject to market and other conditions, a private offering (the “Second Lien Notes Offering”) of $550.0 million in aggregate principal amount of new second lien notes due 2024 (the “Second Lien Notes”). The Second Lien Notes will be joint and several primary obligations of the Company, The Neiman Marcus Group LLC, a Delaware limited liability company, Mariposa Borrower, Inc., a Delaware corporation, and The NMG Subsidiary LLC, a Delaware limited liability company (collectively, the “Issuers”).

The Company intends to use the net proceeds from the Second Lien Notes Offering, to (i) repay up to $550 million of the term loans under the Company’s existing senior secured term loan credit facility (the “Existing Term Loan Facility”) and (ii) pay fees and expenses related to the Second Lien Notes Offering, the amendment and extension of the Existing Term Loan Facility and the previously announced exchange offers and consent solicitations (the “Exchange Offers”) relating to the Company’s existing unsecured 8.000% Senior Cash Pay Notes due 2021 and 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “Existing Notes”).

The Company is obligated to consummate the Second Lien Notes Offering in accordance with the terms of the previously announced Transaction Support Agreement, dated March 25, 2019, as amended on April 10, 2019 and April 19, 2019, by and among the Company, certain of its affiliates and holders of Existing Notes and term loans under the Company’s Existing Term Loan Facility (the “TSA”). The Second Lien Notes Offering is subject to the satisfaction of certain conditions, including the completion of the Exchange Offers. There can be no assurance that the Second Lien Notes Offering will be consummated on the terms described in this press release or at all. The complete terms and conditions of the Second Lien Notes Offering will be set forth in the confidential offering circular.

The Second Lien Notes will be offered only (a) in the United States to purchasers the Company reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) outside the United States to purchasers who are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act.

The Second Lien Notes and related guarantees will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is for informational purposes only.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the Second Lien Notes or any other security of the Company, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Neiman Marcus Group

Neiman Marcus Group is a luxury, multi-branded, omni-channel fashion retailer conducting integrated store and online operations under the Neiman Marcus, Bergdorf Goodman, Neiman Marcus Last Call, Horchow, and mytheresa brand names.  For more information, visit http://www.neimanmarcusgroup.com.

Contact:

John Walls
Director, Brand Public Relations
Neiman Marcus Group
john_walls@neimanmarcusgroup.com
O: (214) 573-6642

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Forward Looking Statements

The Company has included statements in this press release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, the Company’s expectations with respect to the amend and extend transaction described herein. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this press release for reasons, among others, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K and those factors described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q, both filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.